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                                EXHIBIT 21

                        SUBSIDIARIES OF THE REGISTRANT
                        ------------------------------
DeVry Inc.:

        Subsidiaries:                   DeVry University, Inc.

                                        DeVry New York, Inc.

                                        DeVry Leasing Corp.

                                        DeVry Educational Products, Inc.

                                        DeVry Florida, LLC

                                        Becker CPA Review Corp.

                                        Becker CPA Review, Inc. (1)

                                        Becker CD, LLC (1)

                                        DeVry/Becker Educational
                                        Development Corp.

                                        Newton Becker Limited (2), a Hong
                                        Kong Corporation

                                        Becker CPA Review Limited (2), an
                                        Israeli Corporation

DeVry University, Inc.:

        Subsidiaries:                   DeVry Canada, Inc., a Canadian
                                        Corporation

                                        DeVry North American Holdings,
                                        Inc.(3), a Canadian Corporation

                                        DeVry Educational Development
                                        Corp., a Delaware Corporation

                                        DeVry Colorado, LLC

                                        DeVry Institute of Technology,
                                        Inc., a Delaware Corporation

                                        Missouri Institute of Technology,
                                        Inc., a Missouri Corporation

                                        Provost & Associates, Inc., an
                                        Illinois Corporation
-------------------
(1) Subsidiary of Becker CPA Review Corp.
(2) Subsidiary of DeVry/Becker Educational Development Corp.
(3) Subsidiary of DeVry Canada, Inc.